UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 13, 2010
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On July 13, 2010, Cerner Corporation (the “Company”) announced that Earl H. “Trace” Devanny, III, President of the Company, will resign as President and leave the Company effective July 16, 2010. Mr. Devanny’s responsibilities will be absorbed by the current organization and Neal L. Patterson will become the Company’s acting President, in addition to his current role as the Company’s Chairman and Chief Executive Officer. On July 13, 2010, the Company issued a press release announcing Mr. Devanny’s resignation as President and the appointment of Mr. Patterson as President of the Company.
The information regarding Mr. Patterson required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K is incorporated herein by reference to the Company’s definitive Proxy Statement dated April 16, 2010.

Item 7.01	Regulation FD Disclosure
A copy of the Company’s press release issued July 13, 2010, is furnished herewith as Exhibit 99.1 and is attached hereto.

Item 9.01	Financial Statements and Exhibits.
     Exhibits
99.1	Press Release of Cerner Corporation dated July 13, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: July 13, 2010	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Cerner Corporation dated July 13, 2010.